TRUST UNDER
                        HARRIS & HARRIS GROUP, INC.
                      DEFERRED COMPENSATION AGREEMENT



          This Trust Agreement made this second day of February, 2000, by and between Harris & Harris Group, Inc., a corporation organized under the laws of the State of New York (the "Company") and Charles E. Harris (the "Trustee"); WHEREAS, the Company has entered into a deferred compensation agreement (the "Deferred Compensation Agreement") (attached hereto as Appendix "A") effective as of October 19, 1999, with Charles E. Harris (the "Executive") pursuant to the Executive's employment agreement;

          WHEREAS, the Company may incur liability under the terms of the Deferred Compensation Agreement with respect to the Executive;

          WHEREAS, the Deferred Compensation Agreement contemplates the establishment of this trust (hereinafter called the "Trust") and the contribution by the Company to the Trust of amounts that shall be held therein, in order to assist the Company in meeting its obligations under the Deferred Compensation Agreement;

          WHEREAS, the assets of this Trust shall be subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Executive (or his beneficiary) in such manner and at such times as specified in the Deferred Compensation Agreement;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Deferred Compensation Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a highly compensated employee for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.  Establishment of Trust.

            (1) The Company hereby deposits with the Trustee in trust the sum of $58,801.33, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

            (2) The Trust hereby established shall be irrevocable, but is subject to termination in accordance with Section 12 hereof.

            (3) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

            (4) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes herein set forth. The Executive and his beneficiary shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Agreement and this Trust Agreement shall be a mere unsecured contractual right of the Executive and his beneficiary against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event that the Company is considered Insolvent, as defined in Section 3(1) herein.

             (5) On the last business day of each month, or otherwise as required pursuant to the Deferred Compensation Agreement, the Company shall contribute in cash to the Trustee hereunder an amount equal to the contributions required to be made pursuant to the terms of the Deferred Compensation Agreement. The Trustee shall not have any right or duty to compel such contributions.

Section 2.   Payments to Executive and Beneficiary.

             (1) The Trustee shall make payment to the Executive or his beneficiary in accordance with the directions of the Company. With respect to payments to Trust Beneficiaries, the Company shall be solely responsible for determining the amounts of income that are taxable and reportable, determining the nature and amounts of taxes to be withheld and for withholding, remitting and reporting all such income and taxes to the applicable government entities. The Trustee shall have no duties with respect thereto.

             (2) The entitlement of the Executive or his beneficiary to benefits shall be determined by the Company in accordance with the provisions of the Deferred Compensation Agreement.

              (3) The Company may make payment of benefits directly to the Executive or his beneficiary as they become due under the terms of the Deferred Compensation Agreement. The Company shall notify the Trustee of its decision to make a direct payment of benefits prior to the time amounts payable to the Executive or his beneficiary are due. In the event that the Company pays the entire amount due to the Executive or his beneficiary pursuant to the terms of the Deferred Compensation Agreement, then the Trustee, upon receipt of a certification from the Company that such payment has been made, shall return all remaining Trust assets to the Company.

Section 3. Trustee Responsibility Regarding Payments When the Company Is Insolvent.

               (1) The Trustee shall cease payment to the Executive and his beneficiary if the Company is Insolvent. The Company shall be considered "Insolvent" for purpose of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending procedure as a debtor under the United States Bankruptcy Code.

               (2) At all times during the continuance of this Trust, as provided in Section 1(4) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.


                       (1)   The Board of Directors and the Chief
     Financial Officer of the Company shall have the duty to inform the Trustee in writing of the Company's becoming Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits hereunder.

                         (2)   Unless the Trustee has actual knowl
     edge of the Company's becoming Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                          (3)   If at any time the Trustee has
     determined that the Company is Insolvent, the Trustee shall discontinue payments to the Executive or his beneficiary and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any right of the Executive or his beneficiary to pursue rights as a general creditor of the Company with respect to benefits due under the Deferred Compensation Agreement or otherwise.

                           (4)   The Trustee shall resume the payment
     of benefits to the Executive or his beneficiary in accordance with
     Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                (3) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(2) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executive or his beneficiary under the terms of the Deferred Compensation Agreement for the period of such discontinuance, less the aggregate amount of any payments made to the Executive or his beneficiary by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.    Payments to Company.

              Except as provided in Sections 2(3) and 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Executive and his beneficiary pursuant to the terms of the Deferred Compensation Agreement.

Section 5.     Accounts and Investment Authority.

              (1) The Trustee shall determine the manner in which the assets shall be invested; subject to the investment guidelines established for the Trust by the Company from time to time. Without limitation of and in addition to the foregoing, the term "investments" as used in this Section shall include stocks of all kinds and classes (other than stocks of the Company or any affiliate), bonds, notes, debentures, savings bank accounts and other interest bearing deposits (including accounts or deposits in the Trustee's Banking Department), mortgages and other obligations, insurance contracts and annuities, common trust funds, shares or participations in any investment company, fund or trust, including a registered investment company from which the Trustee or its affiliates received compensation for providing investment advisory, custodial, transfer agency or other services, and all other property, tangible and intangible, real, personal and mixed of every kind and nature. The Company acknowledges that interests in registered investment companies are not bank deposits and are not insured by, guaranteed by, obligations of, or otherwise supported by the United States of America, the Federal Deposit Insurance Corporation, PNC Bank, National Association or any bank or government entity. In making such investments, the Trustee shall not be restricted by any state law or statute designating investments eligible for trust funds.

              (2) The Trustee is authorized to hold uninvested, from time to time, without liability for interest thereon, such amounts as are necessary for the cash requirements of the Plan; and to hold assets of the Trust in cash or equivalents, government securities, or straight debt securities in varying proportions when and for so long as, in the opinion of the Trustee, prevailing market and economic considerations indicate that it is in the best interest of the Trust to do so.

              (3) The Trustee is authorized to cause any securities or other property to be registered in its own name or in the name of one or more of its nominees or a nominee or nominees of any national registered securities depository which it has selected and to hold any investment in bearer or other negotiable form provided that the books and records of the Trustee at all times show that such investments are part of the Trust. In compliance herewith, the Trustee may give to any registrar, transfer agent, or insurer, including but not limited to corporations, state, or Federal authorities or agents, any bond or other guarantee which may be required. Any registrar, transfer agent, or insurer shall be fully protected and saved harmless from any action either at law or in equity for acting upon or in compliance with the instructions received in writing from the Trustee.

              (4) The Trustee shall have the power to vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other properties held as part of the Trust.

               (5) The Trustee shall have the power to settle, compromise, or submit to arbitration any claims, debts, or damage due or owing to or from the Trust, to commence or defend suits or legal or administrative proceedings, and to represent the Trust in all legal and administrative proceedings, provided, however, the Trustee shall not be obligated to take any action or to appear and participate in any action which would subject it to expense or liability unless it is first indemnified in an amount and manner satisfactory to it, or is furnished with funds sufficient, in its sole judgment, to cover the same.

              (6) In addition to the foregoing powers, the Trustee shall have all of the powers, rights and privileges conferred upon trustees by the fiduciary laws of the Commonwealth of Pennsylvania to the extent such law is not preempted by federal law, and the power to do all acts, take all proceedings, and execute all rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust and to carry out the purposes of this Trust.

              (7) Notwithstanding anything to the contrary, the Company may reserve to itself the exclusive authority to direct the Trustee as to the acquisition, retention or disposition of all or any portion of the assets of the Trust and, to the extent the Company reserves such authority, the Trustee shall not be responsible for the management and control of such assets other than to serve as custodian of them. Upon receipt by the Trustee of a written notice from the Company advising the Trustee that the Company has reserved such authority, the Trustee shall, pursuant to such notice, invest all or any portion of the Trust designated in such notice only in accordance with the instructions of the Company. The Trustee shall be under no duty to question any instruction of the Company. Any such instruction may be of a continuing nature or otherwise and may be changed or revoked in writing by the Company at any time. In the absence of such a written direction, the Trustee shall have full authority as to the acquisition, retention or disposition of the assets of the Trust. The Company may revoke or amend the investment powers that it reserves to itself provided such revocation or amendment is in writing and is consented to in advance by the Trustee.

               (8) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or affiliate, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

Section 6.  Disposition of Income.

            During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested.

Section 7.  Accounting by Trustee.

            The Trustee shall separately keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as may be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar quarter and within 120 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it for the Executive, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust for the Executive at the end of such quarter or as of the date of such removal or resignation, as the case may be. The Company may approve the account either by written notice of approval delivered to the Trustee or by failure to object in writing to the Trustee within one hundred and eighty
(180) days from the date on which the account was delivered to the Trustee. Upon receipt of written approval of the accounting, or upon the expiration of the 180-day period without written objections, the account shall be approved, and the Trustee shall be released and discharged with respect to the account as if the account had been settled and allowed by a decree of a court of competent jurisdiction. Nothing herein contained, however, shall be deemed to preclude the Trustee of its right to have its account settled by a court of competent jurisdiction.

Section 8.    Responsibility of Trustee.

              (1) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or the Executive that is contemplated by, and in conformity with, the terms of the Deferred Compensation Agreement or this Trust; and provided further, that the Trustee shall incur no liability to any person for any reasonable action or failure to act taken pursuant to a reasonable determination of the existence or nonexistence of an event of Insolvency pursuant to Section 3 hereunder. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

             (2) If the Trustee undertakes, defends or settles any pending or threatened claim or litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

            (3) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and shall be fully protected in reasonably relying upon the advice of counsel.

            (4) Provided there is a prior consultation with the Company, the Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

            (5) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

            (6) Notwithstanding any power granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

Section 9.  Compensation and Expenses of Trustee.

            The Company shall pay all administrative and Trustee's fees and expenses. If the Company fails to pay such fees and expenses in a reasonably timely manner, Trustee may obtain payment from the Trust.

Section 10. Resignation and Removal of Trustee.

           (1) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

           (2) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by Trustee.

          (3) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

           (4) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (1) or (2) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. Appointment of Successor.

            (1)  If the Trustee resigns or is removed in accordance with
Section 10(1) or (2) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

          (2) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.    Amendment or Termination.

           (1) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company; provided, however, that no amendment that alters or impairs the rights of the Executive hereunder may be made without the prior written consent of the Executive.

           (2) The Trust shall not terminate until the date on which the Executive and his beneficiary are no longer entitled to benefits pursuant to the terms of the Deferred Compensation Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

           (3) Upon written approval of the Executive or his beneficiary entitled to payment pursuant to the terms of the Deferred Compensation Agreement, the Company may terminate this Trust prior to the time all benefit payments under the Deferred Compensation Agreement have been made. All assets in the Trust at termination shall be returned to the Company.

Section 13. Miscellaneous.

            (1) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

            (2) Benefits payable to the Executive and his beneficiary under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

            (3) This Trust Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

Section 14.  Effective Date.

            The effective date of this Trust Agreement shall be as of February 2, 2000.

          IN WITNESS WHEREOF, the parties hereto have executed the Trust as of the date first above written.

                                   HARRIS & HARRIS GROUP, Inc.

                                   By:/s/ Mel P. Melsheimer
                                      ---------------------
                                      Mel P. Melsheimer, President


                                      PNC BANK, Trustee

                                    By:/s/ Denise M. Gargan
                                       ---------------------
                                       Denise M. Gargan, Vice President